EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Teekay Corporation:

(1)	No. 333-42434 on Form S-8 pertaining to the Amended 1995 Stock Option Plan,

(2)	No. 333-119564 on Form S-8 pertaining to the Amended 1995 Stock Option Plan and the 2003 Equity Incentive Plan,

(3)	No. 33-97746 on Form F-3 and related Prospectus for the registration of 2,000,000 shares of common stock under its Dividend Reinvestment Plan,

(4)	No. 333-147683 on Form S-8 pertaining to the 2003 Equity Incentive Plan of Teekay,

(5)	No. 333-166523 on Form S-8 pertaining to the 2003 Equity Incentive Plan of Teekay,

(6)	No. 333-187142 on Form S-8 pertaining to the 2013 Equity Incentive Plan of Teekay, and

(7)	No. 333-192753 on Form F-3ASR and related Prospectus for the registration of 5,700,000 shares of common stock,

of:

(a)

our reports dated April 26, 2016, with respect to the consolidated financial statements of Teekay Corporation as at December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015. Our report on the consolidated financial statements refers to the retrospective change in the method of accounting for debt issuance costs effective December 31, 2015 due to the adoption of Accounting Standards Update 2015-03, Simplifying the Presentation of Debt Issuance Costs;

(b)

our report dated March 15, 2016, with respect to the consolidated financial statements of Malt LNG Netherlands Holdings B.V. as at December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015. Our report refers to the retrospective change in the method of accounting for debt issuance costs effective December 31, 2015 due to the adoption of Accounting Standards Update 2015-03, Simplifying the Presentation of Debt Issuance Costs; and

(c)	our report dated April 21, 2015, with respect to the consolidated financial statements of Exmar LPG BVBA as at December 31, 2014 and for the year then ended;

which reports appear in the December 31, 2015 Annual Report on Form 20-F of Teekay Corporation

Chartered Professional Accountants

Vancouver, Canada

April 26, 2016